Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Harleysville Savings Financial Corporation of our report, dated October 22, 1999, incorporated by reference in the Annual Report on Form 10-K of Harleysville Savings Bank for the year ended September 30, 1999.

/s/ Deloitte & Touche
Philadelphia, Pennsylvania

May 31, 2000

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